MineCore Launches Redesigned Website at www.minecore.com

Friday April 4, 9:00 am ET

FORT LAUDERDALE, FL--(MARKET WIRE)--Apr 4, 2008 -- MineCore International, Inc. ("MineCore") (Other OTC:MCIO.PK - News) has launched its newly renovated website at www.minecore.com.

The new web portal is designed to accommodate investors by providing enhanced transparency into some of the company's assets, operations and future plans. Exploration history, detailed gemstone pictures, maps of MCIO's sapphire bearing properties in Madagascar, ammolite bearing properties in Canada and gold bearing properties in Venezuela with accompanying third party field reports are a sampling of the materials available on the site. Further information on the company's portfolio of revenue-generating subsidiaries is also provided. As the company progresses towards finalizing its audits, its filings, completing its financing proceedings and ultimately commencing full scale mining operations, the new website will serve as the central information hub for all developments.

"We are please to launch our website after months of development," stated MineCore Chief Operating Officer Jerry G. Mikolajczyk. "Originally we were not going to launch the website until we completed our audits and filings. However our shareholders wanted updates on the company after months of delay in our attempts to complete our financing for the Madagascar sapphire bearing properties. The website is not fully developed and will have new content added over the next several weeks as we progress in the website development and the attempts to complete the financing for the operations and production of the sapphire bearing properties in Madagascar," Mr. Mikolajczyk added.

"We are a new MineCore with a new breath of life," exclaimed Mr. Mikolajczyk. "There is a lot of interest in research and development of sapphires in the semiconductor industry as more emphasis is applied to material sciences." Mr. Mikolajczyk further added, "Based on our tests from bulk sampling, we feel that we can provide a supply of sapphires at an economical and competitive price to the semiconductor industry which could materially affect and could possibly be the new cutting edge 'gem' in the semiconductor industry."

About MineCore:

MineCore is an exploration company, as defined under SEC Industry Guide 7. The Company's mission is to successfully identify, acquire and develop mineral properties with a program to commence mining operations and develop solid growth with profitable operations. MineCore's current business plan includes bringing its sapphire operations in Madagascar into production through a strip mining operation in 2009 assuming successful completion of financing to sustain operations and administration costs.

MineCore's assets include 15,000 square hectares of sapphire bearing property in Madagascar, 1,000 hectares of ammolite bearing property in Canada and 520 hectares of gold bearing property in Venezuela. MineCore also has revenue-producing subsidiaries in the construction and professional service sectors.

MineCore is deemed to be a reporting Issuer and will be filing an 8K with the U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) regarding this press release as part of their regulatory reporting requirements. The 8K filing may be viewed through any EDGAR reporting agency. MineCore is currently preparing and completing its financial statements to bring its SEC filings current.

This Press Release contains forward-looking information within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Such forward-looking statements by definition involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. In particular, there is no assurance that reserves, production, pricing levels or other factors pertaining to the mining and manufacturing operations will be sustained at the expected rates or levels over time. Discussions of factors, which may affect future results, are contained in our recent filings. Under no circumstances does this Press Release constitute an offer to sell or a solicitation of an offer to buy the securities of the company described in this Press Release in which such offer, solicitation or sale of securities would be unlawful prior to registration, qualification or filing under the securities laws of any jurisdiction.

Contact:

     For Further information on this news release or on the Company, please visit website at:

     http://www.minecore.com/

     or contact:

     Bill Schaeffer

     Investor Relations

     Telephone: 1-954-604-0913

     Fax: 1-954-656-1128